UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 20, 2014

Commission File Number:  00052886

EASTGATE BIOTECH CORP.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

87-0639378

(IRS Employer Identification No.)

2681 East Parleys Way, Suite 204, Salt Lake City, Utah 84109
(Address of principal executive offices)

(801) 322-3401
(Registrant's Telephone number)

Eastgate Acquisitions Corporation
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 20, 2014, Eastgate Biotech Corp. (the “Company”) filed a certificate of amendment (the “Amendment”) to its Restated Articles of Incorporation with the Secretary of State of the State of Nevada in order to effectuate (i)  a change in its name to “Eastgate Biotech Corp.” from “Eastgate Acquisitions Corporation” (the “Name Change”) and (ii) an increase of its authorized capitalization to 500,000,000 shares, par value $0.00001 per share,consisting of (x) 450,000,000 shares of common stock and (y) 50,000,000 shares of preferred stock from 100,000,000 shares of common stock, par value of $0.00001 per share (the “Authorized Capital Increase”).

The Company intends to obtain approval of the Name Change from the Financial Industry Regulatory Authority (“FINRA”).   Upon approval of the Name Change, FINRA will issue the Company a new ticker symbol for trading purposes.

Following adoption of the Amendment, the board of directors shall have the authority to authorize the issuance of preferred stock from time to time in one or more classes or series, and to state in the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

        (a)   Whether or not the class or series shall have voting rights, full or limited, the nature and qualifications, limitations and restrictions on those rights, or whether the class or series will be without voting rights;

        (b)   The number of shares to constitute the class or series and the designation thereof;

        (c)   The preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

        (d)   Whether or not the shares of any class or series shall be redeemable and if redeemable, the redemption price or prices, and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

        (e)   Whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking funds be established, the amount and the terms and provisions thereof;

        (f)    The dividend rate, whether dividends are payable in cash, stock of the Company, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

        (g)   The preferences, if any, and the amounts thereof which the holders of any class or series thereof are entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of assets of, the Company;

        (h)   Whether or not the shares of any class or series are convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Company and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

        (i)    Such other rights and provisions with respect to any class or series as may to the board of directors seem advisable.

                The shares of each class or series of the preferred stock may vary from the shares of any other class or series thereof in any respect. The Board of Directors may increase the number of shares of the preferred stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the preferred stock not designated for any existing class or series of the preferred stock and the shares so subtracted shall become authorized, unissued and undesignated shares of the preferred stock.

Notwithstanding the foregoing, the Company currently has no arrangements or understandings for the issuance of shares of preferred stock, although opportunities for acquisitions and equity financings could arise at any time.

A copy of the Amendment is attached to this Current Report as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

3.1          Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTGATE BIOTECH CORP.

Date:   November 26, 2014

By:	/s/ Anna Gluskin

Name: Anna Gluskin
Title: Chief Executive Officer